U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

Abrams Industries, Inc.

(Exact name of Registrant as Specified in Charter)

Georgia (State of Incorporation)	0-10146 (Commission File Number)	58-0522129 (I.R.S. Employer Identification Number)

1945 The Exchange, Suite 300, Atlanta, Georgia	30339-2029
(Address of Principal Executive Offices)	(Zip Code)

(770) 953-0304

(Registrant’s telephone number, including area code)

ITEM 2-ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7—FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Unaudited Pro Forma Combined Balance Sheet as of October 31, 2003
Unaudited Pro Forma Combined Statement of Income For the six months ended October 31, 2003
Unaudited Pro Forma Combined Statement of Income For the year ended April 30, 2003
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
SIGNATURES
EX-23.1 CONSENT OF MOBLEY & COMPANY
EX-99.1 WHEATSTONE ENERGY GROUP 2002 FINANCIALS
EX-99.2 WHEATSTONE ENERGY GROUP 2001 FINANCIALS

          On January 5, 2004, Abrams Industries, Inc. (the “Company”) filed an initial Current Report on Form 8-K with the Securities and Exchange Commission reporting the closing of its previously announced acquisition of The Wheatstone Energy Group, Inc. This Amendment amends and restates (i) Item 2 of the Original Filing to reflect certain post closing adjustments to the purchase price and the impact of related transactions and (ii) Item 7 of the Original Filing to include the financial statements required by Items 7(a) and 7(b) of Form 8-K.

ITEM 2—ACQUISITION OR DISPOSITION OF ASSETS

          On December 19, 2003, WEGI Acquisition, LLC (“Purchaser”), an indirect wholly-owned subsidiary of Abrams Industries, Inc. (“Abrams”), acquired substantially all of the assets and assumed certain liabilities of The Wheatstone Energy Group, Inc. (“Seller”). Seller was engaged in the business of providing energy efficient lighting system installation services, including electrical and other related energy conservation services, and Purchaser presently intends to continue this business. The acquisition was made pursuant to an Agreement and Plan of Reorganization dated December 19, 2003, between Abrams, Purchaser, Seller and the shareholders of Seller (the “Agreement”). The consideration consisted of 23,842 newly-issued shares of Abrams’ common stock, par value $1.00 per share (“Common Stock”), the payment by Purchaser of approximately $1.3 million to certain trade creditors of Seller from the available cash of Purchaser, and the assumption by Purchaser of approximately $2.9 million of Seller’s liabilities. Also in connection with the transaction, Abrams issued 110,000 shares of Common Stock and a warrant to purchase an additional 40,000 shares at an exercise price of $5.10 per share to a lender of Seller. Consideration was determined primarily by negotiation among the parties.

     Pursuant to the Agreement, the Purchaser acquired substantially all of the assets of Seller, including accounts, inventory, personal property and equipment, proprietary information, intellectual property and the Seller’s right, title and interest to assigned contracts. As described in the Agreement, Purchaser assumed only specified liabilities of the Seller, including executory obligations under disclosed assigned contracts, current balance sheet liabilities of the Seller and certain debt for borrowed funds from two lenders of the Seller. Pursuant to the Agreement, after the closing of the acquisition, the Purchaser changed its name to The Wheatstone Energy Group, LLC, (“Wheatstone”) and Seller adopted a dissimilar name.

          The preceding description of the terms of the Agreement is qualified in its entirety by reference to the complete text of the Agreement filed as an exhibit to the Original Filing.

ITEM 7-FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Audited financial statements of The Wheatstone Energy Group, Inc. as of and for the years ended December 31, 2002 and 2001 are filed with this report as Exhibit 99.1 and 99.2, respectively.

(b)	Pro Forma Financial Statements.

(1)	Pro forma combined balance sheet as of October 31, 2003 (unaudited).

(2)	Pro forma combined statements of operations for the six months ended October 31, 2003, (unaudited) and for the year ended April 30, 2003 (unaudited).

(c)	Exhibits.

2.1	Agreement and Plan Reorganization, dated December 19, 2003, between Abrams, Purchaser, Seller and the shareholders of Seller (Incorporated by reference from Exhibit 2.1 to Abrams Form 8-K, Commission File No. 0-10146, filed on January 5, 2004).

23.1	Consent of Mobley & Company.

99.1	The Wheatstone Energy Group, Inc. audited financial statements as of and for the year ended December 31, 2002.

99.2	The Wheatstone Energy Group, Inc. audited financial statements as of and for the year ended December 31, 2001.

ABRAMS INDUSTRIES, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     This unaudited pro forma combined balance sheet has been prepared as if the acquisition had taken place on October 31, 2003. The unaudited pro forma combined statement of income for the six months ended October 31, 2003, has been prepared as if the acquisition had taken place on May 1, 2003. The unaudited pro forma combined statement of income for the year ended April 30, 2003, has been prepared as if the acquisition had taken place on May 1, 2002. Abrams Industries, Inc. has a fiscal year end of April 30. The operations acquired from The Wheatstone Energy Group, Inc. have a fiscal year end of December 31st. For purposes of the pro forma combined financial statements, the information for the operations acquired from The Wheatstone Energy Group, Inc. is presented using Abrams Industries, Inc.’s fiscal year end.

     The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated or the expected financial position or results of operations in the future. Furthermore, the allocation of the purchase price is preliminary and subject to further revision.

     The unaudited pro forma combined financial statements should be read in conjunction with Abrams Industries, Inc.’s separate historical financial statements and notes thereto, as well as the historical financial statements and notes thereto of the operations of The Wheatstone Energy Group, Inc. to be acquired by Abrams Industries, Inc. contained elsewhere herein, and in conjunction with the related notes to these unaudited pro forma combined financial statements. In management’s opinion, all adjustments necessary to reflect the effect of this transaction have been made.

ABRAMS INDUSTRIES, INC.
Unaudited Pro Forma Combined Balance Sheet
October 31, 2003

(In thousands, except share data)

		Pro Forma
		Adjustments
	Abrams	for the Purchase of the
	Industries, Inc.	The Wheatstone		Pro Forma
	Historical	Energy Group, Inc.		Combined

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,786	$(1,069	)(a)	$2,717
Receivables, net	9,677	568	(a)	10,245
Costs and earnings in excess of billings	1,048	96	(a)	1,144
Income tax receivable	172	—		172
Deferred income taxes	608	—		608
Other	757	68	(a)	825

Total current assets	16,048	(337)		15,711

INCOME PRODUCING PROPERTIES, NET	42,541	—		42,541
PROPERTY AND EQUIPMENT, NET	384	346	(a)	730
REAL ESTATE HELD FOR FUTURE SALE OR DEVELOPMENT	3,953	—		3,953
OTHER ASSETS:
Intangible assets, net	2,166	250	(a)	2,416
Goodwill	1,742	3,166	(a)	4,908
Other	2,588	—		2,588

	$69,422	$3,425		$72,847

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES
Trade and subcontractors payables	$5,671	$540	(a)	$6,211
Billings in excess of costs and earnings	605	256	(a)	861
Accrued expenses	2,236	79	(a)	2,315
Current maturities of long-term debt	2,687	—		2,687

Total current liabilities	11,199	875		12,074

DEFERRED INCOME TAXES	2,294	—		2,294
OTHER LIABILITIES	4,420	158	(a)	4,578
MORTGAGE NOTES PAYABLE	22,698	—		22,698
OTHER LONG-TERM DEBT	9,781	1,878	(a)	11,659

Total liabilities	50,392	2,911		53,303

COMMITMENT AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock	3,060	134	(e)	3,194
Additional paid-in capital	2,154	380	(e)	2,534
Deferred stock compensation	(6)	—		(6)
Retained earnings	14,497	—		14,497
Treasury stock	(675)	—		(675)

Total shareholders’ equity	19,030	514		19,544

	$69,422	$3,425		$72,847

ABRAMS INDUSTRIES, INC.
Unaudited Pro Forma Combined Statement of Income
For the six months ended October 31, 2003

(In thousands, except share data)

	Abrams	Operations Acquired
	Industries, Inc.	from Wheatstone	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

REVENUES
Construction	$21,409	$—	$—		$21,409
Rental income	5,375	—	—		5,375
Energy management	1,375	—	—		1,375
Lighting	—	2,749	—		2,749

	28,159	2,749	—		30,908
Interest	10	—	—		10
Other	62	—	—		62

	28,231	2,749	—		30,980

COSTS AND EXPENSES
Construction	20,617	—	—		20,617
Rental property operating expense, excluding interest	3,297	—	—		3,297
Energy management	823	—	—		823
Lighting	—	2,199	—		2,199

	24,737	2,199	—		26,936
Selling, general and administrative
Construction	2,297	—	—		2,297
Real estate	371	—	—		371
Energy management	1,202	—	—		1,202
Lighting	—	1,606	(38	)(b)	1,568
Parent	1,156	—	—		1,156

	5,026	1,606	(38)		6,594
Interest costs incurred	1,468	140	(84	)(c)	1,524

	31,231	3,945	(122)		35,054

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(3,000)	(1,196)	122		(4,074)
INCOME TAX BENEFIT	(995)	—	(415	)(d)	(1,410)

LOSS FROM CONTINUING OPERATIONS	$(2,005)	$(1,196)	$537		(2,664)

NET LOSS PER SHARE FROM:
Basic and diluted	$(0.69)				$(0.87)

Weighted average common shares — basic and diluted	2,914,219		133,842	(e)	3,048,061

ABRAMS INDUSTRIES, INC.
Unaudited Pro Forma Combined Statement of Income
For the year ended April 30, 2003

(In thousands, except share data)

	Abrams	Operations Acquired
	Industries, Inc.	from Wheatstone	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

REVENUES:
Construction	$59,528	$—	$—		$59,528
Rental income	10,727	—	—		10,727
Real Estate Sales	860	—	—		860
Energy management	2,900	—	—		2,900
Lighting	—	6,897	—		6,897
Interest	55	—	—		55
Other	65	—	—		65

	74,135	6,897	—		81,032

COSTS AND EXPENSES
Construction	57,279	—	—		57,279
Rental property operating expense, excluding interest	6,733	—	—		6,733
Cost of real estate sold	296	—	—		296
Energy management	1,573	—	—		1,573
Lighting	—	5,221	—		5,221

	65,881	5,221	—		71,102
Selling, general and administrative	8,047	3,997	(75	)(b)	11,969
Interest costs incurred	2,967	203	(86	)(c)	3,084

	76,895	9,421	(161)		86,155

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(2,760)	(2,524)	161		(5,123)
INCOME TAX BENEFIT	(1,065)	—	(385	)(d)	(1,450)

LOSS FROM CONTINUING OPERATIONS	(1,695)	(2,524)	546		(3,673)

DISCONTINUED OPERATIONS:
Earnings from discontinued operations	3	—	—		3
Gain on sale of assets of discontinued operations	618	—	—		618

EARNINGS FROM DISCONTINUED OPERATIONS	621	—	—		621

NET LOSS	$(1,074)	$(2,524)	$546		$(3,052)

NET EARNINGS (LOSS) PER SHARE FROM:
Continuing operations — basic and diluted	$(0.58)				$(1.21)
Discontinued operations — basic and diluted	0.21				0.21

Net loss earnings per share — basic and diluted	$(0.37)				$(1.00)

Weighted average common shares — basic and diluted	2,910,475		133,842	(e)	3,044,317

ABRAMS INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following pro forma adjustments were made to the historical combined income statements of the Company and the operations acquired from The Wheatstone Energy Group, Inc. for the six month period ended October 31, 2003, and the year ended April 30, 2003, to reflect the acquisition as if it had occurred on May 1, 2003, and May 1, 2002, respectively.

(a)	The unaudited pro forma combined financial statements give effect to the Wheatstone acquisition. The acquisition was funded from the Company’s available cash on hand. The purchase price reported on the pro forma balance sheet includes approximately $243,000 in estimated direct costs as of February 27, 2004, associated with the transaction.

The acquisition is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), whereby the total cost of the acquisition has been allocated to tangible and intangible assets acquired and liabilities assumed based upon their fair values at the effective date of the acquisition. The allocation of the purchase price is subject to refinement. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

	Operations
	Acquired from
	Wheatstone	Estimated Life

Current assets	933,982
Property, furniture and equipment, net	346,118	Various (3-5)
Customer relationships	218,000	5 years
Trademark	280,000	Indefinite
Non-competes	3,000	2 years
Website/Software	32,437	3 years
Assembled workforce	499,000	Indefinite
Goodwill	2,382,927	Indefinite

Total assets acquired	4,695,464
Current liabilities	995,604
Long term liabilities	1,878,000

Net assets acquired	1,821,860

The trademarks, assembled workforce, and goodwill are not subject to amortization and none of the amount assigned to goodwill is deductible for tax purposes.

(b)	The pro forma adjustment for depreciation and amortization estimated at $68,407 for the period ended October 31, 2003, and $136,815 for the year ended April 30, 2003, is calculated by determining the amount of depreciation and amortization for the period using the fair values and the lives above, and adjusting the actual amounts recognized for the periods by the amounts calculated to arrive at a net adjustment of $37,881 and $75,049 for the period ended October 31, 2003, and the year ended April 30, 2003, respectively.

(c)	The pro forma adjustment for interest cost includes a pro forma adjustment to reverse a portion of the interest cost associated with Wheatstone’s borrowings repaid at closing. The pro forma adjustment uses the interest rate that would have been in effect under its current borrowings.

(d)	The income tax effect included in the pro forma adjustments was calculated using the Company’s effective tax rate for those periods.

(e)	To reflect the shares of Abrams Industries, Inc. common stock issued in conjunction with the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAMS INDUSTRIES, INC.

Dated: March 3, 2004	By:	/s/ Mark J. Thomas

Mark J. Thomas
Chief Financial Officer